Exhibit 99.(15)(s)

PALISADE CAPITAL MANAGEMENT, L.L.C.

CODE OF ETHICS

December, 2008

Code of Ethics

Companion Policies:  See Palisade Capital Management, L.L.C. Compliance Manual

STATEMENT OF GENERAL PRINCIPLES

•                  All Covered Persons shall conduct their personal investment activities in a manner consistent with the following general fiduciary principles:

1.               At all times place the interests of the clients of Palisade Capital Management, L.L.C., (“PCM”) first.

2.               Covered Persons may not use material non-public information to benefit themselves or others, including clients.  “Material non-public information” relates not only to issuers but also to PCM’s securities recommendations and client securities holdings and transactions.

3.               All personal securities transactions shall be conducted so as to avoid any actual or potential conflict of interest or any abuse of a position of trust or responsibility.

4.               Covered Persons shall not take inappropriate advantage of their positions.

5.               Information concerning the identity of security holdings and financial circumstances of clients is confidential.

6.               Independence in the investment decision-making process is paramount.

•                  These general principles will be applied to every transaction covered by this Code of Ethics to maintain high standards of conduct and the confidence of our clients.  Consequently, mere technical compliance with the rules and guidelines contained herein may nonetheless require compliance personnel to take action where they perceive even an appearance of improper conduct.

•                  Clients include every organization or individual advised by PCM other than investment vehicles in which employees or its affiliates have a significant ownership interest.

•                  Covered persons must comply with all federal securities laws.

COVERED PERSONS

•                  Portfolio Managers of each discretionary client.

•                  Investment Personnel - traders, consultants, analysts, and all other employees.

•                  Access Persons

•                  All officers of PCM

•                  All employees who make, participate in or obtain information regarding the purchase or sale of securities.

•                  Natural persons in control of any discretionary account who obtain information regarding investment recommendations.

•                  All Portfolio Managers and Investment Personnel.

ALL EMPLOYEES OF PCM ARE ACCESS PERSONS AND ARE COVERED BY THIS CODE OF ETHICS.

RESTRICTED ACCOUNTS

THE FOLLOWING ACCOUNTS OF COVERED PERSONS ARE RESTRICTED AND THEREFORE BOUND BY THE PROVISIONS SET FORTH IN THIS CODE OF ETHICS:

1.               Personal accounts of all Covered Persons.

2.               Any account in which a Covered Person has any “direct or indirect beneficial interest”:

•                  Account in which s/he is a beneficiary.

•                  Account held by an “immediate family member” if: (1) the member lives in the same house or (2) the member is financially supported by the Covered Person.

•                  Immediate family members include any spouse, domestic partner, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, as well as adoptive relationships.

•                  Account from which s/he derives an indirect pecuniary interest.

Examples:

A.                                   A general partner’s proportionate interest in the portfolio securities held by the general or limited partnership, to the extent of the greater of the partner’s capital account or interest in the profits of the partnership.

B.                                     A person’s right to a dividend that is separated or separable from the underlying securities.

3.         Any account of non-clients that that s/he manages (including, in certain circumstances, acting as trustee) or to whom s/he gives investment or voting advice.

4.               An account for certain trusts in which a Covered Person has an interest.

Examples:

A.                                   Trust in which a Covered Person acts as a trustee and in which s/he or an immediate family member is a beneficiary.  The trust rule does not require that the family member reside in the Covered Person’s household; the family relationship itself is sufficient.

B.                                     Trust in which a Covered Person acts as a trustee and receives a performance-based fee other than: (a) an asset-based fee or (b) a fee which is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or the trustee’s overall performance over a period of a year or more.

5.               Any investment partnership or similar entity where one or more Covered Persons and/or one or more members of a Covered Person’s immediate family have a substantial proportionate economic interest in the vehicle (generally 10% of the equity in a vehicle in which only one Covered Person has an interest and 25% of the equity in a vehicle in which more than one Covered Person has an interest; the threshold may be higher for a “start-up” vehicle, depending upon the circumstances).

SECURITIES COVERED

TYPES OF SECURITIES COVERED

•                  Equity and debt securities, including Exchange Traded Funds (ETFs), Exchange Traded Notes (ETNs) and Exchange Traded Closed-End Funds.

•                  Currency, options, futures and derivative investments.

•                  Includes “related” securities such as warrants, options and convertible securities.

•                  Shares of a mutual fund for which PCM or an affiliate acts as the investment adviser, sub-adviser or principal underwriter.

TYPES OF SECURITIES NOT COVERED

•                  U.S. government securities.

•                  Commercial paper.

•                  Bank Certificates of Deposit.

•                  Banker’s acceptances.

•                  Open-end registered investment companies, unless PCM or a control affiliate acts as the investment adviser, sub-adviser or principal underwriter; and

•                  Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds (i.e. variable insurance products).

STANDARDS OF BUSINESS CONDUCT

COMPLIANCE WITH LAWS AND REGULATIONS

All Covered Persons must comply with applicable federal securities laws.

Covered persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

a.               To defraud such client in any manner;

b.              To mislead such client, including by making a statement that omits material facts;

c.               To engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client;

d.              To engage in any manipulative practice with respect to such client; or

e.               To engage in any manipulative practice with respect to securities, including price manipulation.

CONFLICTS OF INTEREST

As a fiduciary, PCM has an affirmative duty to care, loyalty, honesty and good faith to act in the best interests of its clients.  Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any client.

a.               Covered persons are not permitted to show inappropriate favoritism of one client over another client that would constitute a breach of fiduciary duty.

b.              Covered persons are not permitted to use knowledge about pending or currently considered client securities transactions to profit personally, directly or indirectly, as a result of such transactions, including by purchasing or selling such securities.

PERSONAL TRADING

ALL ACCESS PERSONS (I.E.ALL PCM EMPLOYEES) MUST RECEIVE PRE-CLEARANCE FOR ALL TRADES IN COVERED SECURITIES.  THERE IS NO DE MINIMIS EXCEPTION TO THIS RULE.  PRECLEARANCE REQUESTS MUST BE SUBMITTED TO A MEMBER OF THE COMPLIANCE DEPARTMENT IN WRITING.  ANY PRECLEARANCE IS VALID ONLY FOR THE TRADING DAY ON WHICH IT IS AUTHORIZED (i.e. no “Good ‘Til Cancelled” orders).

1.           Black-Out Period.

(a)  Purchases.  A Covered Security may not be purchased for three days after it has been purchased for client accounts or a purchase program has been completed.

(b)  Sales.  Covered Securities recommended for client accounts may not be sold in employee accounts until all client sales are completed; except such securities may be sold for tax purposes on the second Monday of December each year (“Tax Sale Day”).  If the second Monday of December is not a full trading day for securities exchanges, Tax Sale Day will be the next full trading day immediately following.  All sales permitted for tax purposes are subject to all other restrictions and approval requirements.  Sales not otherwise allowed may be permitted for emergency purposes on a case-by-case basis.  All sales are subject to the pre-approval requirements.

2.             No Front-Running.  No purchases or sales of Covered Securities if the security:

(a)           is being considered for purchase or sale for a client, or

(b)           is in the process of being purchased for a client.

3.             Failure to Disclose Interest.  No transaction can be recommended to any client without disclosing:

(a)           any interest held by the recommending Access Person in the security or the issuer, or

(b)         any contemplated transaction in such securities by such person.

4.             No trading for 48 hours after a change to the Recommended List has been made.

5.             No IPO Investments.

6.             No Investment in “New Issue” Securities.

7              Private Placements.

(a)           Prior Approval.

No investment in a Private Placement may be effected unless the investment is preapproved by PCM’s Chief Compliance Officer, Bradley Goldman, or his designee(s).  Final approval is subject to review by the Investment Committee.

The prior approval will take into account, among other factors:

(i)            whether the investment opportunity should be reserved for a client, and

(ii)           whether the opportunity is being offered to the Access Person by virtue of his or her position with PCM.

(b)           Standards for Approval.

The Access Person must demonstrate that:

(i)          the investment is not currently appropriate for any client,

(ii)           it is highly unlikely that the investment will be appropriate for any client in the future, and

(iii)        the investment is not being offered to the Access Person because of his or her position with PCM.

(c)           Sale of a Private Placement.

The sale of a security acquired in a Private Placement must be pre-approved in the manner described above.

(d)           Documentation of Prior Approvals.

All prior approvals of transactions in Private Placements will be documented in writing, along with the rationale supporting it.

8.             No Short-Term Trading Profits.

No Access Person shall profit from short-term trading.  Profits on trades of the same or equivalent securities (or related securities) effected within 60 calendar days of one another must be disgorged to a local charity.

9.             No Gifts or Other Preferential Treatment (other than de minimis value).

No Access Person shall, directly or indirectly, give or permit to be given, anything of value, including gratuities, in excess of one hundred dollars per individual per year to anyone where such payment or gratuity is in relation to the business of the employer of the recipient of the payment or gratuity.  A gift of any kind is considered a gratuity.   Gifts to any natural person client in excess of $100 per year are subject to Senior Management approval.

No Access Person is permitted to accept a gift where such gift is in relation to the business of Palisade, with the exception of de minimis value promotional or memento items bearing the name of the donor (for example: tote bags, pens, tombstones).  Access Persons may accept gifts of a value of $100 or less from natural person clients.

Palisade’s entertainment of employees, agents or representatives of a customer must be attended by an Access Person of Palisade.  Access Persons of Palisade may attend a business entertainment function if it is also attended by a representative of the donor.  The donor cannot provide transportation to or accommodation in conjunction with the entertainment event.

All gifts and entertainment (whether given or received) are subject to PCM’s recordkeeping requirements.  Covered Persons must report any gift or entertainment transactions on a monthly basis.

Under no circumstances may Access Persons offer or receive anything of value, including, but not limited to, business entertainment, which comprises conduct that is illegal under any applicable law or would expose Palisade, its customers, or the Access Person to any civil liability to any governmental authority or agency.

10.           No Directorships of Publicly Traded Companies unless preapproved in writing by PCM’s Chief Compliance Officer, Bradley Goldman, based upon a determination that such service would be consistent with client interests.

11.           No Investments in Options, other than covered calls on securities or security indices.  Trading in Options is subject to the 60 calendar day holding period specified in #9 above.

12.           No Investments in ETFs for the indices for which PCM is long for clients.

OUTSIDE BUSINESS ACTIVITIES

•      PCM’s principal objective is to serve the interests of, and discharge its obligations to, its clients.  Accordingly, no employee of PCM shall be employed by, or accept compensation from, any other person as a result of any business activity, other than a passive investment, outside the scope of his or her relationship with PCM unless prior written approval is obtained from PCM’s Chief Compliance Officer, Bradley Goldman, or his designee.

REPORTING REQUIREMENTS

•      All Access Persons must obtain written consent (addressed to the outside broker) to open any Restricted (personal trading) Account.  This consent will be given provided that duplicate copies of confirmations and statements must be sent to the Compliance Department.

•      A completed Preclearance Request Form or trade ticket must be approved by PCM’s Chief Compliance Officer, Bradley Goldman, or his designee, prior to the execution of each trade in a Covered Security.

•      Quarterly reports or duplicate copies of all confirmations of all personal securities transactions and periodic statements must be sent to the Compliance Department.  Quarterly reports are not required if all required information is contained in duplicate statements forwarded directly to PCM.

•      Access persons must disclose all securities holdings upon hiring and then annually.

•      Access persons must report all gift or entertainment transactions on a monthly basis.

•      Covered Persons must certify at least annually that they have read and understand the Code of Ethics and that they have complied with its terms during the prior year.

Covered persons must also complete annually an Attestation Memo disclosing all securities holdings, and a Report of Outside Business Activities.

•      Covered Persons must promptly report any violations of this Code of Ethics to PCM’s Chief Compliance Officer, Bradley Goldman, or to the Compliance Department, who will notify Mr. Goldman.

REVIEW OF REPORTS

•      PCM’s Chief Compliance Officer, Bradley Goldman, or his designee(s), will review all reports.

SANCTIONS

•      Sanctions for noncompliance with this Code of Ethics may include, among other things, fine, censure, suspension or termination of employment and disgorgement of profits and reversal of the subject transaction.

CODE OF ETHICS CERTIFICATION

I, the undersigned, have received a copy of the Code of Ethics dated December, 2008 that was provided to me by Palisade Capital Management, L.L.C.  I certify that I will comply in all respects with the procedures set forth in the Code of Ethics.  I also understand that any questions regarding these procedures should be directed to the Chief Compliance Officer or other member of the Compliance Department.

Signature	Date

Print Name

PRECLEARANCE REQUEST FORM

Name:	Date:

Security	Buy or Sell	Number of Shares	Account	Broker

Signature

APPROVED (good for following date only):

By:

Date and Time:

Disapproved:

(reason)

HOLDINGS REPORT

Name:

The following information must be current as of a date no more than 30 days before the report is submitted.

Please list the following for all beneficially owned Covered Securities (as defined in PCM’s Code of Ethics).  Please use additional sheets if necessary:

Security	Number of Shares	Principal Amount

I certify that the above report is complete and accurate.

Signed:
Date:

REPORT OF OUTSIDE BUSINESS ACTIVITIES

Please disclose if, other than your employment at PCM, you are currently engaged in any other business either as a proprietor, partner, officer, director, employee, trustee, agent or otherwise.  Please exclude non-investment related activity which is exclusively charitable, civic, religious or fraternal and is recognized as tax exempt.  Please provide the following details:  name of the other business, whether the business is investment-related, the address of the other business, the nature of the other business, your position, title, or relationship with the other business, the start and end dates of your relationship, the approximate number of hours/month devoted to the other business, the number of hours devoted to the other business during securities trading hours, and briefly describe your duties relating to the other business.  If none, please state “none”.

I certify that the above report is complete and accurate.

Signed:

Date: